Exhibit 99.1

For Immediate Release

ARC Group Invests in ScanTech AI Systems, Backing Company’s AI-Powered Security and Regulatory Alignment

Atlanta, GA, October 10, 2025 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI),  a developer of advanced AI-powered security screening and imaging systems, today announced it has entered into a Purchase Agreement establishing an equity line of credit (“ELOC”) of up to $50 million with ARC Group International Ltd. (“ARC”), a global financial services firm.

The ELOC, following registration with the SEC of the shares to be issued under the ELOC, is expected to provide ScanTech AI with flexible, long-term growth capital to fund R&D, commercialization of its SENTINEL™ AI threat detection platform, and make continued progress towards regaining Nasdaq compliance. ARC has also committed to an initial $500,000 PIPE equity investment, signalling its immediate commitment to ScanTech AI’s vision.

“This investment represents a powerful vote of confidence in ScanTech AI’s technology and growth strategy,” said Dolan Falconer, CEO of ScanTech AI. “The structure provides us with both immediate capital and the flexibility to access additional funding as we scale. It positions us to accelerate deployment of our AI-driven security platforms while continuing to advance toward our Nasdaq compliance goals in a disciplined and shareholder-focused manner.

“ARC Group Asset Management is proud to partner with ScanTech AI at a pivotal stage in its development,” said Mac McDonald, Director of ARC Asset Management. “We see strong potential in ScanTech’s AI, particularly in aviation, critical infrastructure, and logistics, where innovation and regulatory readiness go hand in hand.”

KEY HIGHLIGHTS

•	Total facility: Up to $50 million.
•	Initial investment: $500,000 PIPE
•	Purpose: Fuel AI-driven product development, regulatory compliance, market expansion, and general corporate purposes.
•	Structure: Company retains discretion over timing of drawdowns.

The financing positions ScanTech AI for its next phase of expansion, aiming to accelerate the deployment of its SENTINEL™ system across aviation and critical infrastructure security applications. It will also support the Company’s advancements in AI-driven detection analytics and help achieve international certification milestones targeted for 2026. Through these initiatives, ScanTech AI aims to further strengthen its capital structure, compliance framework, and operational strategy and build a scalable, technology-driven enterprise with global impact.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

About ARC Group International Ltd.

ARC Group is a global investment management consultancy and asset management firm established in 2015. The firm specializes in capital markets, mergers & acquisitions, strategic advisory, and asset management, supporting clients through complex cross-border transactions and offering tailored financing solutions. ARC Group operates across twelve countries and three continents, providing expertise in sectors ranging from technology and digital assets to consumer goods and advanced industries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These statements relate to, among other things, the Company’s ability to draw funds under the equity line of credit, complete additional financings, maintain Nasdaq listing compliance, execute its growth strategy, and develop or commercialize its technologies. The Company cannot draw funds under the equity line of credit until the shares of common stock to be issued under the equity line of credit are registered with the SEC. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied herein.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; whether ScanTech AI will have sufficient capital to operate as anticipated; and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

jwhite@scantechibs.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com